Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

jfarrar@stellarone.com

STELLARONE CORPORATION

ANNOUNCES FILING OF FORM S-3 SHELF

REGISTRATION STATEMENT

Charlottesville, VA, June 15, 2010 – StellarOne Corporation (NASDAQ: STEL) (StellarOne) today announced it has filed a Form S-3 shelf registration statement with the U. S. Securities and Exchange Commission (SEC). Once declared effective by the SEC, the shelf registration will allow StellarOne to raise capital as it deems desirable. Up to $60 million in aggregate capital could be raised under various types of securities. Specific terms of the securities to be offered and prices of the securities will be determined at the time of any such offering under a separate prospectus supplement to be filed with the SEC at the time of each specific offering.

The proceeds from any such sales would be used for general corporate purposes. Such uses could include, but are not limited to, enhancement of liquidity and working capital at the holding company level, repayment of debt including trust preferred securities outstanding, repurchase of preferred stock and warrants associated with the U.S. Treasury Department Capital Purchase Program, and future bank or non-bank acquisitions.

“StellarOne and its predecessor companies have always operated under a strategy of maintaining a strong capital base, and it is our strategic desire to continue to operate from a position of capital strength and position the company to take advantage of opportunities that may evolve to grow earnings and grow the balance sheet. Given the volatility in the financial markets and changing regulatory environment, management and the Board of Directors felt the need to enhance flexibility to react quickly if capital needs warrant,” stated Jeffrey W. Farrar, Chief Financial Officer.

Non-Solicitation

The registration statement relating to these securities is not yet effective. These securities may not be sold and no offers to buy can be accepted until the SEC declares the registration statement effective and any appropriate prospectus supplement has been filed. This press release is not an offer to sell or the solicitation of an offer to buy such securities, and there shall be no sale of any of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of any prospectus and prospectus supplement that may be issued with respect to such offering.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 56 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets and (viii) the impact of governmental restrictions on entities participating in the U.S. Treasury Department Capital Purchase Program. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.